EXHIBIT 4.1

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                   INCORPORATED UNDER THE LAWS OF THE STATE OF
                                     NEVADA

            NUMBER                                              SHARES
        -------------                                       -------------
                                                            SEE REVERSE FOR
                                                          CERTAIN DEFINITIONS

                                                          CUSIP NO. 03875V 10 7

                              ARBIOS SYSTEMS, INC.
           AUTHORIZED COMMON STOCK: 25,000,000 SHARES PAR VALUE: $.001

This Certifies that________________________Is The Record Holder Of_____________
Fully Paid and Non-Assessable Shares of

                              ARBIOS SYSTEMS, INC.

Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

   Dated:

  /s/________________________________       /s/________________________________
                            SECRETARY                                 PRESIDENT